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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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       We hereby consent to the use, in the registration statement on Form
SB-2/A (Amendment No. 1 to form SB-2) of uWink, Inc. of our report dated March 7, 2006 on our audits of the financial statements of uWink, Inc. as of December 31, 2005 and 2004 and the results of its operations and cash flows for each of the two years ended December 31, 2005, and the reference to us under the caption "Experts".


/s/ Kabani & Company, Inc.
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Los Angeles, California

Dated: December 8, 2006